UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 8, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                     333-141426                      N/A
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                Number)               Identification No.)

848 N. Rainbow Blvd., # 3003, Las Vegas, NV                        89107
 (Address of principal executive offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Simultaneously with the closing under the RENS Share Exchange Agreement, we issued an aggregate of 777,777 (Seven hundred and seventy seven thousand seven hundred and seventy seven) restricted shares of Common Stock of the Company. The securities were issued to 1 (One) U.S. person, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

On December 8, 2010, we entered into a Share Exchange Agreement (the "RENS Share Exchange Agreement") with the holders of 34,100,000 (Thirty four million one hundred thousand) restricted shares of Common Stock of ASPA Gold Corp. ("ASPA Gold"), formerly known as Renaissance BioEnergy Inc., (OTC BB Ticker Symbol:
"RENS") pursuant to which we acquired these shares in exchange for 777,777 (Seven hundred and seventy seven thousand seven hundred and seventy seven) newly issued restricted shares of our Common Stock. ASPA Gold Corp.'s assets include a 62.5% undivided interest in the 22 (Twenty two) unpatented placer Mining Claims, a 100% (One hundred percent) interest in 15 (Fifteen) unpatented lode mining claims and a Minerals & Mining Lease of 7 (Seven) patented Mining Claims included in the Oatman Gold Project. ASPA Gold Corp is positioned to become a far more substantial Gold & Exploration Company in the coming months.

On December 8, 2010 we entered into an agreement with ASPA Gold Corp. We agreed that, during the period from the date hereof until November 24, 2012 (the "Restricted Period"), we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber any of the 34,100,000 (Thirty four million one hundred thousand) restricted shares of ASPA Gold Corp. Common Stock. For a period of 2 (Two) years following the end of the Restricted Period, we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber more than 2,000,000 (Two million) shares of the restricted shares of ASPA Gold Corp. Common Stock during any consecutive period of 90 (ninety) days.

In our agreements with ASPA Gold Corp. we agreed that, during the period from the date hereof until November 24, 2012 (the "Restricted Period"), we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber any of the 118,100,000 (One hundred and eighteen million one hundred thousand) restricted shares of ASPA Gold Corp. Common Stock held by ourselves. For a period of 2 (Two) years following the end of the Restricted Period, we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber more than 2,000,000 (Two million) shares of the restricted shares of ASPA Gold Corp. Common Stock during any consecutive period of 90 (ninety) days.

We hold a total amount of 118,100,000 (One hundred and eighteen million one hundred thousand) restricted shares of ASPA Gold Corp. Common Stock representing 34.44% of the outstanding shares of Common Stock of ASPA Gold Corp. as at December 8, 2010. A Schedule 13D in respect in our stockholding in ASPA Gold Corp. will be filed in due course.

After this issue of additional shares of our Common Stock, our number of outstanding shares of Common Stock is 236,527,775.

ITEM 9.01 EXHIBITS

99.1 Share Exchange Agreement dated December 8, 2010 among North American Gold & Minerals Fund and McIntyre Bauman New Jersey Trust.

99.2 ASPA Gold Corp. Shareholder Agreement dated December 8, 2010 executed by North American Gold & Minerals Fund

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
----------------------------------
Ronald Yadin Lowenthal
President and Director

December 8, 2010

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